Exhibit 4.1

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # ____________	NUMBER OF RIGHTS: ____________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE REAL GOODS SOLAR, INC. (THE “COMPANY”) OFFERING CIRCULAR, DATED [__ __], 2019 (THE “OFFERING CIRCULAR”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE OFFERING CIRCULAR ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE RIGHTS OFFERING,

REAL GOODS SOLAR, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

EVIDENCING Non-Transferable SUBSCRIPTION RIGHTS TO PURCHASE

[__] SHARES OF SERIES 1 PREFERRED STOCK

SUBSCRIPTION PRICE: $10.00 PER SHARE OF SERIES 1 PREFERRED STOCK

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [__ __], 2019, UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED BY REAL GOODS SOLAR, INC.

REGISTERED OWNER: ______________________________

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each right entitles the holder thereof to subscribe for and purchase, at the subscription price of $10.00, one share of our Series 1 Preferred Stock, par value $0.0001 per share, pursuant to a rights offering, on the terms and subject to the conditions set forth in the Offering Circular and the “Instructions as to Use of Real Goods Solar, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate, which we refer to herein as the basic subscription privilege.

If any of the shares of Series 1 Preferred Stock available for purchase in the rights offering are not purchased by other holders of rights pursuant to the exercise of their basic subscription privilege, any rights holder that fully exercises its basic subscription privilege may also exercise an over-subscription privilege to purchase additional shares of Series 1 Preferred Stock that remain unsubscribed at the expiration of the rights offering, if any, subject to availability, pro-rata allocation of shares of Series 1 Preferred Stock among rights holders exercising this over-subscription privilege and the 10% limitation described below. The rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each right subscribed for pursuant to the over-subscription privilege, in addition to the payment due for shares of Series 1 Preferred Stock purchased through your basic subscription privilege, in accordance with the “Instructions for Use of Real Goods Solar, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

The subscription rights evidenced by this Subscription Rights Certificate may not be transferred or sold. The subscription rights will not be listed for trading on any stock exchange or market.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed.

REAL GOODS SOLAR, INC.

COUNTERSIGNED AND REGISTERED:
By:			Continental Stock Transfer & Trust Company
	Name:	Dennis Lacey
	Title:	Chief Executive Officer and Director

By:			By:
	Name:	Alan Fine
	Title:	Chief Financial Officer and Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

 Continental Stock Transfer & Trust Company

1 State Street Plaza 30th Floor

New York, NY 10004

Attn: Corporate Actions – Real Goods Solar Rights

 DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Series 1 Preferred Stock pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares of Series 1 Preferred Stock pursuant to your over-subscription privilege, please also complete line (b).

(a)            I apply for              ______ shares of Series 1 Preferred Stock             x $10.00                 = $ ________

(No. of shares)                                                                   (subscription price)                       (payment)

If you have exercised your basic subscription privilege in full and wish to subscribe for additional shares of Series 1 Preferred Stock pursuant to your over-subscription privilege:

(b)            I apply for             ______ shares of Series 1 Preferred Stock              x $10.00                 = $ ________

(No. of shares)                                                                   (subscription price)            (payment)

(c)            Total Amount of Payment Enclosed = $ __________

METHOD OF PAYMENT (CHECK ONE)

☐	certified check drawn against a U.S. bank payable to Continental Stock Transfer & Trust Company, the subscription rights agent;

☐	U.S. Postal money order payable to Continental Stock Transfer & Trust Company; or

☐	wire transfer of immediately available funds to the subscription account maintained by Continental Stock Transfer & Trust Company, as subscription rights agent, at [__]; ABA # [__]; Acct # [__]; Reference: [__]

FORM 2 - SIGNATURE

I acknowledge that I have received the Offering Circular for this rights offering and I hereby irrevocably subscribe for the number of shares of Series 1 Preferred Stock indicated above on the terms and conditions specified in the Offering Circular. By signing below, the undersigned confirms that either (a) the undersigned is an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933) or (b) the aggregate purchase price for the shares of Series 1 Preferred Stock that the undersigned has subscribed for does not exceed the greater of 10% of (i) the undersigned’s annual income or net worth (determined as provided in Rule 501 under the Securities Act of 1933), if the undersigned is a natural person, or (ii) revenue or net assets for the undersigned’s most recently completed fiscal year, if the undersigned is not a natural person.

__________________________________	IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
Signature of Owner

__________________________________ Signature of Joint Owner